UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

Westell Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27266	36-3154957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 North Commons Drive, Aurora, Illinois 60504

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2008, Westell Technologies, Inc. (the “Company”) received a notification (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) that the bid price for the Company’s Class A Common Stock (“common stock”) has closed below the minimum $1.00 per share for 30 consecutive trading days as required by NASDAQ Marketplace Rule 4450(a)(5) (the “Rule”) for continued listing. The Notice has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Select Market.

The Notice indicates that the Company will be provided 180 calendar days, or until February 18, 2009, to regain compliance with the minimum $1.00 per share bid requirement. The Notice further indicates that the Company may regain compliance with the Rule if at any time before February 18, 2009, the bid price of the Company’s common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days.

The Company issued a press release on August 25, 2008 regarding the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated August 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: August 26, 2008	By:	/s/ Amy T. Forster

Amy T. Forster
Senior Vice President and
Chief Financial Officer